Consent of Independent Registered Public Accounting Firm
The Board of Directors
Macquarie Infrastructure Company LLC:
We consent to the use of our report dated February 28, 2007 with respect to the consolidated balance sheets of Macquarie Infrastructure Company Trust as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2006 and 2005 and the period from April 13, 2004 (inception) to December 31, 2004, and the related financial statement schedule, our report dated March 22, 2005, with respect to the consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows of North America Capital Holding Company for the periods January 1, 2004 through July 29, 2004 and July 30, 2004 through December 22, 2004, our report dated February 28, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated herein by reference.
Our report dated February 28, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over financial reporting as of December 31, 2006, contains an explanatory paragraph that states Macquarie Infrastructure Company Trust acquired K-1 HGC Investment, L.L.C. (subsequently renamed Macquarie HGC Investment LLC), which owns HGC Holdings LLC, or HGC, and The Gas Company, LLC, collectively referred to as TGC on June 7, 2006. Additionally, Macquarie Infrastructure Company Trust, through wholly owned subsidiaries, acquired Trajen Holdings, Inc., or Trajen, on July 11, 2006. Management excluded from its assessment of the effectiveness of Macquarie Infrastructure Company Trust’s internal control over financial reporting as of December 31, 2006, both TGC’s and Trajen’s internal control over financial reporting. The TGC assets represent 15% of the company’s total assets at December 31, 2006, and generated 17% of the company’s total revenues during the year ended December 31, 2006. The Trajen assets represent 20% of the company’s total assets at December 31, 2006, and generated 13% of the company’s total revenues during the year ended December 31, 2006. Our audit of internal control over financial reporting of Macquarie Infrastructure Company Trust also excluded an evaluation of the internal control over financial reporting of both TGC and Trajen.
/s/ KPMG LLP
Dallas, Texas
June 25, 2007